                                                           9/22/2004 12:22:52 AM

FOR IMMEDIATE RELEASE

CONTACT
Andrew Meyers
President and CEO
Langer, Inc.
(631) 667-1200
ameyers@langerinc.com

                   LANGER INC. AGREES TO ACQUIRE SILIPOS, INC.

                  Accretive Transaction Significantly Increases
                  Size of Langer and Scope of Product Offerings

DEER PARK, NY-- September 22, 2004 -- Langer Inc. (NasdaqSC: GAIT) is pleased to announce the execution of a definitive agreement to acquire Silipos, Inc. from
SSL International plc. Silipos is a leading manufacturer of gel-based products focused on the orthopedic, prosthetic and skincare markets, and operates out of a 40,000 square-foot manufacturing facility in Niagara Falls, NY as well as a sales and marketing office in New York City. The purchase price is $15.5 million, and will be paid with $5.0 million of cash payable at closing, a $7.5 million promissory note due on or before March 31, 2006 and a second $3.0 million promissory note due on or before December 31, 2009. Up to $2.5 million of additional payments must be made to SSL under certain circumstances. The purchase price is subject to a dollar for dollar reduction to the extent certain minimum tangible net worth requirements are not satisfied by Silipos. In its most recent fiscal year ending March 31, 2004, Silipos achieved sales of $20.8 million. The transaction is expected to significantly increase revenue and operating income of Langer and to be immediately accretive to earnings per share. The transaction is subject to certain closing conditions and is expected to close by the beginning of the fourth quarter of this year.

Langer President and CEO Andrew H. Meyers stated: "We believe this transaction advances our stated growth strategy of pursuing accretive acquisitions that increase our product offerings and enhance organic growth opportunities.
Silipos' distributor-focused customer strategy is expected to augment and supplement Langer's traditional focus on practitioners and medical professionals, providing opportunities to leverage customer relationships across our combined businesses. Additionally, with 65% of Silipos sales in the orthopedic and prosthetic markets, a large portion of its business lies within
Langer's core markets, while Silipos' skincare business provides an entry into the multi-billion dollar cosmeceutical market. "

Mr. Meyers continued: "This transaction is expected to allow us to diversify our product base with higher-margin, proprietary products and to enable the establishment of a three-pronged product strategy aimed at the orthopedic, orthotic and prosthetic, and skincare markets. We anticipate that a use of
Silipos' proprietary gel-based technologies will allow us to leverage their research and development expertise to create new products in Langer's product line as well as continue the history of innovation within Silipos' existing product lines."

Mr. Meyers added: "Looking forward, management expects that this transaction will provide Langer with the scale, product diversity, and resources necessary to continue its goal of achieving growth both organically and through a program of strategic acquisitions."

Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent,
UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as
"believes," "expects," "plans," "intends," "estimates," "projects," "could,"
"may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Langer's financial and operating prospects, future opportunities, Langer's ability to acquire suitable companies and to successfully integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Langer's Registration Statement on Form S-3, most recent Form 10-K and
10-Q's and other Langer filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of Langer to be materially different from any future results expressed or implied by such forward-looking statements. Also, Langer's business could be materially adversely affected and the trading price of the Langer's common stock could decline if any such risks and uncertainties develop into actual events. Langer undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.